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                                                                   EXHIBIT 10.47



                       LETTER OF CREDIT/GUARANTY AGREEMENT

        THIS AGREEMENT is made this      day of November, 1997 between
Jalate, Ltd. ("CLIENT") and Heller Financial, Inc. ("HELLER"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Collection Date Factoring Agreement between Client and Heller having an Effective Date of June 30, 1997 (the "FACTORING AGREEMENT").

        WHEREAS, Client will, from time to time, request Heller to finance its purchase of merchandise by (i) establishing letters of credit in favor of the sellers of such merchandise or (ii) issuing a guaranty of PAYMENT in favor of any such sellers or other issuers of letters of credit in favor of such sellers, or (iii) honoring sight or term drafts drawn by any seller of such merchandise; and

        WHEREAS, when such merchandise is delivered, Client will request Heller, in its sole discretion, to deliver such merchandise to Client for the purposes of manufacturing or resale, or both.

        NOW, THEREFORE, in consideration of the foregoing premise and for other good and valuable consideration, receipt and sufficiency of which is acknowledged, Client and Heller agree as follows:

1. Client will, from time to time, request that Heller finance the purchase of merchandise by (i) establishing a letter of credit in favor of the seller thereof or (ii) issuing a guaranty of payment in favor of such seller or other issuer of a letter of credit in favor of such seller, or
     (iii) agreeing to honor sight or term drafts drawn against Heller by the seller of such merchandise.

2. Within a reasonable time thereafter Heller will advise Client if Heller is willing to finance such purchase as aforesaid and the terms and conditions upon which Heller is willing to do so; it being understood and agreed that in all instances Heller shall have sole and complete discretion to determine whether or not or to what extent Heller is willing to assist in financing any such purchase of merchandise.

3. If Heller is willing to finance such purchase, it will establish a letter of credit, issue its guaranty, or honor drafts as aforesaid, subject to whatever terms and conditions Heller may specify in any such letter of credit, guaranty or other agreements.

4. Client unconditionally agrees to indemnify Heller and hold it harmless from any and all indebtedness, obligations and liabilities Heller may incur in connection with any letter of credit which it may establish or obtain for Client's account, or in connection with any guaranty Heller may issue and Client will pay all such indebtedness, obligations and liabilities upon Heller's demand and in United States currency.



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5.   Heller will have the right at any time and without notice to charge
     Client's account on Heller's books with the amount of any and all indebtedness, obligations or liabilities paid or incurred by Heller in connection with any such letter of credit guaranty or draft including, but without limitation, (i) all amounts which may be charged to Heller by any bank or other financial institution issuing such letter of credit, (ii) bank charges, (iii) fees and commissions, (iv) duties, (v) cost of insurance and (vi) such other charges and expenses, including interest, attorneys' fees and collection charges, which may pertain either directly or indirectly to such letter of credit guaranty or draft, or to the merchandise referred to therein. Client further agrees that any debit balance which may exist in its account by virtue of the foregoing charges will be repaid upon Heller's demand and in United States currency.

6. Client agrees to hold Heller harmless for any errors or omissions whether caused by Heller or otherwise, and Client's unconditional obligation to Heller hereunder shall not be modified or diminished for any reason.

7. Heller shall not be responsible for the existence, character, quality, condition or value of the property purporting to be represented by documents; for the validity, sufficiency or genuineness of documents, even if such documents shall in effect prove to be in any or all respects invalid, insufficient, fraudulent or forged; for the time, place, manner or order in which shipments are made; for partial or incomplete shipments or failure or omission to ship any or all of the property referred to in any Letter of Credit or Guaranty; for any deviation from instructions, delay, default or fraud by the shipper or anyone else in connection with the property or the shipping thereof; for any breach of contract between any shipper or any vendor and Client. Client agrees that any action taken by Heller under or in connection with any letter of credit, guaranty or draft or the related documents or property, if taken in good faith, shall be binding on Client and shall not cause Heller any resulting liability to Client, and in furtherance thereof, Client hereby agrees to and waives notice of any extension of the maturity or time for payments or for presentation of drafts, acceptance or documents or any other modifications of the terms of any letter of credit or guaranty.

8. Client agrees to procure promptly any necessary import or other licenses for the import of the property and to comply with all foreign and domestic governmental regulations in connection with the shipment of the property or the financing thereof, and to furnish such certificates in that respect as Heller may at any time require. In this connection Client warrants and represents that all shipments made under any letter of credit or guaranty are in accordance with and are not prohibited by the governmental laws and regulations of the countries in which the shipments originate or terminate. Client assumes all risks and liability for all present and future local, state or governmental taxes, levies or embargo of any country, state, city or other political sub-division wherein payments are to be made or where such drafts may be drawn, negotiated, accepted or paid; and Client assumes all risks, liability and responsibility for any laws, customs and regulations which may be effective in the countries wherein payments are to be made or where such drafts are drawn, negotiated or paid.

9. Client hereby grants to Heller a continuing security interest in all of Client's now owned and hereafter acquired inventory acquired in connection with any of Heller's letters of credit



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     and/or guaranties and/or honoring any drafts drawn against Heller and further grants, to Heller a security interest in and assign to Heller all of Client's right, title and interest in or to shipping documents, drafts, warehouse receipts, bills of lading and other documents or instruments with respect to such inventory, and the proceeds thereof, and the contract rights relating thereto as collateral security for all Obligations.

 10. Until Heller is repaid, Client agrees to keep the merchandise adequately covered by insurance in companies, in amounts and under policies acceptable to Heller but at Client's expense, and to assign the policies or certificates of insurance to Heller or to make the loss or adjustment, if any, payable to Heller at Heller's option and to, upon demand, furnish Heller with evidence of acceptance of such assignment by the insurers.

 11. All advances made by Heller under or in connection with such purchase of merchandise shall bear interest at the rate set forth in the Factoring Agreement. If Heller, in its sole discretion, shall deliver possession to Client of any property shipped under a Heller letter of credit or guaranty, such merchandise will continue to stand as security for all Obligations and Client agrees to hold such merchandise as Trustee, subject to the terms and provisions of this Agreement, and subject to the terms and provisions of the Uniform Commercial Code, if applicable, and Client agrees to execute such instruments and file such instruments as are deemed necessary or desirable by Heller in order to insure that Heller's security will not be impaired in any such transfer of possession.

 12. Upon the sale by Client of any such merchandise, the accounts receivable or other proceeds generated thereby shall be assigned and delivered to Heller and shall be applied to the payment of the Obligations.

 13. Client agrees to pay Heller all bank charges incurred or paid by Heller in connection with any letter of credit. In addition to such bank charges, Client shall pay to Heller three percent (3.0%) per annum of the face amount of each letter of credit or guaranty for each month, or part thereof that said letter of credit or guaranty is outstanding.

 14. The following acts or occurrences shall constitute a default under this
     Agreement:

        (a) Client's failure to pay any amounts owing to Heller when due or upon Heller's demand;

        (b) Client's sale outside the ordinary course of business or pledge or attempted pledge of any merchandise entrusted to Client;

        (c) Client fails to comply with any of the terms, conditions or provisions of this Agreement;

        (d) Client's default under the Factoring Agreement or under any other agreement between Client and Heller.



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 15. Upon the occurrence of a default under this Agreement, the Factoring
     Agreement or under any of the terms and conditions of any promissory note, financing statement, agreement or other document given to Heller by Client, then and in any such event, Heller may terminate this Agreement, demand payment from Client of all sums owing to Heller and exercise any rights and remedies given Heller hereunder or under any such other documents or under the Uniform Commercial Code, if applicable. Client hereby waives presentment, demand, protest and notice as to any instrument given to Heller hereunder and with respect to any notice to which we might otherwise be entitled. Client expressly authorizes Heller to take possession of any and all merchandise subject to Heller's lien and to sell it immediately without advertisement, and without notice to Client, at private sale or at public auction, or at broker's board or otherwise at Heller's option, at such times, at such places and for such prices, and upon such terms and conditions as Heller may deem proper and to apply the net proceeds of such sales, after deducting the expenses thereof, to the Obligations, and Client agrees to be responsible for any deficiency upon Heller's demand. If any such sale be at broker's board or at public auction, Heller may be a purchaser at such sale free from any right of redemption which Client hereby expressly waives and releases. In furtherance of such disposition of any such merchandise, Client shall execute such power of attorney or other documents Heller may request.

 16. Heller shall be entitled to offset and apply to the Obligations any sums or property of Client's coming into Heller's possession or to hold the same as attachable security for any of the Obligations no matter how arising and whether under this Agreement or otherwise. Client acknowledges that Heller shall also be entitled to establish reserves in the aggregate amount of all letters of credit or guaranties outstanding from time to time against amounts otherwise available to Client for Revolving Loans under that certain Revolving Loan Agreement dated June 30, 1997 between Client and Heller, as amended from time to time.

 17. Heller's failure to exercise any rights hereunder shall not operate as a waiver of any of its rights and remedies contained in this Agreement or in any other agreement between Client and Heller and all of such rights and remedies are cumulative and not alternative.

 18. This Agreement embodies the entire agreement among the parties hereto and supersedes all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

 19. This Agreement shall be binding upon and inure to the benefit of Client's and Heller's respective successors and assigns.

 20. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

 21. This Agreement, on acceptance by Heller, shall continue until the earlier of (i) termination by either party giving to the other party thirty (30) days prior written notice or (ii) termination of the Factoring Agreement, but any such termination of this Agreement shall not



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     terminate or otherwise affect an), of Client's Obligations or Heller's rights hereunder and such Obligations, and rights shall continue until all of the Obligations are paid in full.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their thereunto duly authorized officers on the date first set forth above.

JALATE, LTD.                              HELLER FINANCIAL, INC.

By:        [SIG]                          By:        [SIG]
    ___________________________               ________________________________

Name:      [ILLEGIBLE]                    Name:      [ILLEGIBLE]
      _________________________                 ______________________________

Title:     V.P. FINANCE & CFO             Title:      V.P.
       ________________________                  _____________________________


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